Exhibit 99.1

November 10, 2010

Tetra Tech Reports Fourth Quarter and Fiscal 2010 Results

•                  Q4 Net Revenue up 15% to $421 million — Exceeded Guidance

•                  Q4 Diluted EPS up 13% to $0.37 — Exceeded Guidance

•                  Q4 Backlog up 17% to $1.85 billion

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the fourth quarter and fiscal year ended October 3, 2010.

Fourth Quarter Results

Revenue in the quarter was $627.4 million, up 9.1% compared to $575.1 million in the fourth quarter last year.  Revenue, net of subcontractor costs(1), was $420.7 million, up 14.6% compared to $367.0 million in the fourth quarter last year.  Operating income was $37.1 million, up 13.6% compared to $32.7 million in the fourth quarter last year.  Net income was $23.1 million, up 12.9% compared to $20.5 million in the fourth quarter last year.  Diluted EPS were $0.37, up 12.7% compared to $0.33 in the fourth quarter last year.  Backlog was $1.85 billion, up 17.1% compared to $1.58 billion at the end of fiscal 2009, and up 10.4% compared to $1.68 billion at the end of the third quarter of 2010.  Cash from operations was $42.3 million, compared to $90.8 million in the fourth quarter last year.  Last year’s $90.8 million of cash from operations included a tax refund of $39.8 million.

Fiscal Year Results

Revenue for fiscal 2010 was $2,201.2 million, compared to $2,287.5 million in fiscal 2009.  Revenue, net of subcontractor costs, was $1,460.2 million, compared to $1,386.1 million in fiscal 2009.  Operating income was $124.5 million, compared to $121.9 million in fiscal 2009.  Net income was $76.8 million, compared to $87.0 million in fiscal 2009.  Last year’s $87.0 million of net income was positively impacted by $13.0 million of income tax benefits.  Diluted EPS in fiscal 2010 were $1.24, compared to $1.43 in fiscal 2009.  Last year’s $1.43 of diluted EPS included approximately $0.21 of income tax benefits.  Cash from operations was $106.8 million, compared to $198.2 million in fiscal 2009.  Last year’s $198.2 million of cash from operations included a tax refund of $39.8 million.

Tetra Tech’s Chairman and CEO, Dan Batrack said, “Tetra Tech finished the year with strong fourth quarter performance that resulted in 9% organic net revenue growth, 17% backlog growth, and net revenue and EPS that exceeded our guidance.  Our fourth quarter performance was driven by growth in our front-end consulting and engineering services across a broad range of customers.  Our backlog, the recent acquisition of BPR, and continuing demand for our front-end services are more than offsetting weak demand for back-end services that we anticipate will continue into fiscal 2011.”

(1)  Tetra Tech’s revenue includes a significant amount of subcontractor costs and, therefore, the Company believes revenue, net of subcontractor costs, which is a non-GAAP financial measure, provides a valuable perspective on its business results.

	Three Months Ended		Fiscal Year Ended
	Oct. 3,	Sept. 27,	Oct. 3,	Sept. 27,
In thousands (except EPS data)	2010	2009	2010	2009
Revenue	$627,383	$575,120	$2,201,232	$2,287,484
Subcontractor costs	(206,707)	(208,150)	(741,002)	(901,347)

Revenue, net of subcontractor costs	420,676	366,970	1,460,230	1,386,137

Operating income	37,124	32,693	124,474	121,889
Interest expense, net	(444)	(444)	(1,387)	(2,684)
Income tax expense	(13,539)	(11,754)	(46,268)	(32,177)
Net income	$23,141	$20,495	$76,819	$87,028

Earnings per share:
Basic	$0.38	$0.34	$1.25	$1.45

Diluted	$0.37	$0.33	$1.24	$1.43

Weighted-average common shares outstanding:
Basic	61,580	60,750	61,430	60,135
Diluted	61,999	61,905	62,087	60,994

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted EPS for the first quarter of fiscal 2011 to be in the range of $0.31 to $0.33.  Revenue, net of subcontractor costs, for the first quarter is expected to range from $380 million to $410 million.  For fiscal 2011, Tetra Tech expects diluted EPS to be $1.28 to $1.40.  Revenue, net of subcontractor costs, for fiscal 2011 is expected to range from $1.6 billion to $1.7 billion.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the fourth quarter results through a link posted on the Company’s website at www.tetratech.com on November 11, 2010 at 7:00 a.m. (PST).

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About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, program management, construction, and technical services addressing the resource management and infrastructure markets. The Company supports government and commercial clients by providing innovative solutions focused on water, the environment, and energy. With approximately 12,000 employees worldwide, Tetra Tech’s capabilities span the entire project life cycle.

CONTACTS:
Jorge Casado, Investor Relations
Talia Starkey, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are:  worldwide political and economic uncertainties; fluctuations in annual revenue, expenses and operating results; the cyclicality in demand for state and local government and commercial services; credit risks associated with certain commercial clients; concentration of revenues from government agencies and funding disruptions by these agencies; a shift in U.S. defense spending; a delay in the completion of the U.S. government budget process; violations of government contractor regulations; dependence on winning or renewing federal, state and local government contracts; the delay or unavailability of public funding; the government’s right to modify, delay, curtail or terminate contracts at its convenience; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate utilization of our workforce; the use of the percentage-of-completion method of accounting; the inability to accurately estimate contract risks, revenue and costs; the failure to win or renew contracts with private and public sector clients; acquisition strategy and integration risks; goodwill or other intangible asset impairment; growth strategy management; backlog cancellation and adjustments; risks associated with international operations; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; changes in resource management or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; volatility of common stock value; liability related to legal proceedings; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; and reliance on third-party software to run critical systems. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the

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information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

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TETRA TECH, INC.

Consolidated Balance Sheets

(in thousands, except par value)

	October 3, 2010	September 27, 2009
Assets
Current Assets:
Cash and cash equivalents	$220,933	$89,185
Accounts receivable - net	566,642	506,316
Prepaid expenses and other current assets	49,889	55,167
Income taxes receivable	7,249	5,222

Total current assets	844,713	655,890

Property and equipment:
Land and buildings	11,707	10,555
Equipment, furniture and fixtures	145,210	126,249
Leasehold improvements	18,104	13,740

Total	175,021	150,544
Accumulated depreciation and amortization	(95,638)	(79,616)

Property and equipment - net	79,383	70,928

Goodwill	394,422	319,685
Intangible assets - net	45,995	33,769
Other assets	17,176	17,633

Total Assets	$1,381,689	$1,097,905

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$166,450	$149,352
Accrued compensation	93,243	88,793
Billings in excess of costs on uncompleted contracts	85,221	105,162
Deferred income taxes	21,851	9,645
Current portion of long-term debt	5,002	4,320
Other current liabilities	101,260	74,964
Total current liabilities	473,027	432,236

Deferred income taxes	12,506	4,615
Long-term debt	122,510	6,530
Other long-term liabilities	25,513	8,046

Commitments and contingencies

Stockholders’ Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding as of October 3, 2010 and September 27, 2009	—	—
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 61,755 and 61,257 shares as of October 3, 2010 and September 27, 2009, respectively	618	613
Additional paid-in capital	368,865	350,571
Accumulated other comprehensive income	18,763	12,226
Retained earnings	359,887	283,068
Total stockholders’ equity	748,133	646,478

Total Liabilities and Stockholders’ Equity	$1,381,689	$1,097,905

Tetra Tech, Inc.

Consolidated Statements of Income

(in thousands, except per share data)

	Three Months Ended		Fiscal Year Ended
	October 3,	September 27,	October 3,	September 27,
	2010	2009	2010	2009
Revenue	$627,383	$575,120	$2,201,232	$2,287,484
Subcontractor costs	(206,707)	(208,150)	(741,002)	(901,347)
Other costs of revenue	(338,672)	(294,676)	(1,172,542)	(1,108,512)
Selling, general and administrative expenses	(44,880)	(39,601)	(163,214)	(155,736)
Operating income	37,124	32,693	124,474	121,889

Interest expense - net	(444)	(444)	(1,387)	(2,684)

Income before income tax expense	36,680	32,249	123,087	119,205

Income tax expense	(13,539)	(11,754)	(46,268)	(32,177)

Net income	$23,141	$20,495	$76,819	$87,028

Earnings per share:
Basic	$0.38	$0.34	$1.25	$1.45

Diluted	$0.37	$0.33	$1.24	$1.43

Weighted-average common shares outstanding:
Basic	61,580	60,750	61,430	60,135

Diluted	61,999	61,905	62,087	60,994

TETRA TECH, INC

Consolidated Statements of Cash Flows

(in thousands)

	Fiscal Year Ended
	October 3,	September 27,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$76,819	$87,028

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	33,491	27,256
Stock-based compensation	10,178	9,392
Excess tax benefits from stock-based compensation	(754)	(2,025)
Deferred income taxes	11,641	(3,772)
Provision for losses on contracts and related receivables	7,179	24,207
Exchange gain	(205)	(20)
Gain on disposal of property and equipment	(1,480)	(296)

Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(23,161)	156,174
Prepaid expenses and other assets	6,275	(10,769)
Accounts payable	(10,002)	(104,268)
Accrued compensation	4,582	(12,935)
Billings in excess of costs on uncompleted contracts	(19,957)	(5,102)
Other liabilities	9,590	(3,180)
Income taxes receivable/payable	2,618	36,558
Net cash provided by operating activities	106,814	198,248

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(21,584)	(19,803)
Payments for business acquisitions, net of cash acquired	(78,905)	(114,743)
Proceeds from sale of discontinued operation	—	192
Proceeds from sale of property and equipment	3,128	1,055
Net cash used in investing activities	(97,361)	(133,299)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt	(2,673)	(168,711)
Proceeds from borrowings	120,000	118,290
Excess tax benefits from stock-based compensation	754	2,025
Net proceeds from issuance of common stock	3,353	20,336
Net cash provided by (used in) financing activities	121,434	(28,060)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	861	1,394

NET INCREASE IN CASH AND CASH EQUIVALENTS	131,748	38,283
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	89,185	50,902
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$220,933	$89,185

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest	$1,287	$2,475
Income taxes, net of refunds received	$32,407	$(152)